Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	January 27, 2020 Contact: Marshall Dodson 713-651-4403

FOR IMMEDIATE RELEASE

Key Energy Services Announces Restructuring Support Agreement

HOUSTON, TX, January 27, 2020—Key Energy Services, Inc. (“Key” or the “Company”) announced today that it has entered into a Restructuring Support Agreement (including the exhibit thereto, the “RSA”) with lenders under its term loan facility collectively holding over 99.5% (the “Supporting Term Lenders”) of the principal amount of the Company’s outstanding term loans. The RSA contemplates a series of out-of-court transactions that will effectuate a financial restructuring of the Company’s capital structure and indebtedness and related facilities, including the conversion of approximately $241.9 million aggregate outstanding principal of the Company’s term loans (together with accrued interest thereon) into (i) newly issued shares of the common stock of the Company and (ii) $20 million of term loans under a new approximately $51.2 million term loan facility (the “Restructuring”). The Restructuring is expected to reduce the Company’s long term debt by approximately 80%.

Upon completion of the Restructuring, Supporting Term Lenders are expected to own 97% of the common stock of the Company and holders of existing equity interests are expected to hold 3% of the common stock of the Company, in each case subject to potential dilution as a result of certain new warrants (the “New Warrants”) and a new management incentive plan (the “MIP”), each as described further below.

Under the RSA, the parties have agreed to support and cooperate with each other in good faith, to coordinate and to use their respective commercially reasonable best efforts to consummate the Restructuring as soon as reasonably practicable on the terms set forth in the RSA. The Company currently expects to complete the restructuring by the end of February 2020.

Marshall Dodson, Key’s Interim Chief Executive Officer stated, “This agreement marks an important milestone in our process of addressing Key’s capital structure, reducing our debt and improving the company’s liquidity. I would like to thank Key’s dedicated employees, who through this period of uncertainty, have continued to provide safe and excellent service to our customers. While the market conditions we face in 2020 are expected to remain challenging, I believe that with the improved capital structure this transaction affords Key, our great employees will be able to take advantage of the opportunities present in today’s market and continue on our path to improved financial performance.”

Material Terms of the RSA and the Restructuring

Generally, the RSA and the Restructuring contemplate, among other things, the following transactions and changes to the Company’s capital structure and governance:

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an exchange of approximately $241.9 million aggregate outstanding principal of our term loans (together with accrued interest thereon) held by Supporting Term Lenders into (i) newly issued common shares of the Company representing 97% of the Company’s outstanding shares after giving effect to such issuance (and without giving effect to dilution by the New Warrants and MIP) and (ii) $20 million of term loans under a new approximately $51.2 million term loan facility (the “New Term Facility”), each on a pro rata basis based on their holdings of existing term loans;

•	the distribution by the Company to existing common stockholders of two series of four-year warrants, with:

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one series exercisable in aggregate for 10% of the Company’s common shares at the Restructuring closing and on an as exercised basis (subject to dilution by the MIP) and with an aggregate exercise price equal to the aggregate outstanding principal amount of our term loans plus accrued interest at the default rate; and

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one series exercisable in aggregate for 7.5% of the Company’s common shares at the Restructuring closing and on an as exercised basis (subject to dilution by the MIP) and with an aggregate exercise price equal to 1.5X the aggregate outstanding principal amount of our term loans plus accrued interest at the default rate;

January 27, 2020

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the entry into the New Term Facility, comprised of (i) a $50 million senior secured term loan, of which $30 million will be funded with new cash proceeds provided by the Supporting Term Lenders and $20 million will be issued in exchange for existing term loans held by the Supporting Term Lenders as described above and (ii) an approximate $1.2 million senior secured term loan tranche in respect of existing term loans held by lenders who are not Supporting Term Lenders;

•	the entry into an amended and restated asset based lending facility;

•	the adoption of a new MIP representing up to 9% of the Company’s outstanding shares after giving effect to the issuance of new shares pursuant to the Restructuring; and

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certain changes to the Company’s governance, including changes to the Company’s board of directors, amendments to the Company’s governing documents and a new stockholders agreement between the Company and the Supporting Term Lenders.

The RSA is terminable under certain circumstances, including by either Key or the Supporting Term Lenders in the event that the Restructuring has not been completed within 75 days of the effective date of the RSA. The Company expects to call a special stockholder meeting for existing holders of common stock to consider and approve amendments to the Company’s Certificate of Incorporation and the board of directors expects to adopt certain amendments to the existing bylaws to implement the changes contemplated by the RSA. As of the date hereof, Soter Capital LLC (“Soter”) beneficially owns 10,309,609 shares of our Common Stock representing approximately 50.2% of the outstanding shares. As part of the RSA, Soter has agreed to vote the shares owned by Soter in favor of the Restructuring, including each of the proposals to be presented at the special meeting and, accordingly, such proposals will be approved.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed amendments to Key’s Certificate of Incorporation. In connection with such amendments, Key intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Key will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the amendment. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT KEY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AMENDMENT. The proxy statement and other relevant materials (when available), and any and all documents filed by Key with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Key via the Investor Relations section of its website at www.keyenergy.com, by calling Key at (713) 651-4300 or by emailing Key at investorrelations@keyenergy.com.

Participants in Solicitation

Key and its directors and officers may be deemed to be participants in the solicitation of proxies in respect of the proposed amendments to Key’s Certificate of Incorporation. Information regarding Key’s directors and executive officers is contained in Key’s proxy statement dated March 15, 2019, previously filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Key’s 2019 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed by Key in connection with the proposed amendments to Key’s Certificate of Incorporation.

January 27, 2020

Cautions Regarding Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements, including statements relating to the Restructuring. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports Key files with the SEC.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: failure to agree on final terms and documentation implementing the Restructuring under the RSA or the termination of the RSA; Key’s ability to retain employees, customers or suppliers as a result of its financial condition generally or the announcement of the RSA and the Restructuring; Key’s inability to achieve the potential benefits of the Restructuring; conditions in the services and oil and natural gas industries, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; Key’s ability to achieve the benefits of cost-cutting initiatives, including its plan to optimize its geographic footprint, including exiting certain locations and reducing its regional and corporate overhead costs; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, and other reports Key files with the SEC.